Independent Auditors'
Consent
To the Shareholders and Directors of the Smith Barney
Aggressive Growth Fund Inc.:
We consent to the use of our report dated October 27, 1995 with respect to the Smith Barney Aggressive Growth
Fund Inc., incorporated herein by reference, and to the references to our Firm under the headings "Financial
Highlights" in the Prospectuses and "Counsel and Auditors" in the Statement of Additional Information.
                                        KPMG PEAT
MARWICK
LLP
New York, New York
December 22, 1995